Exhibit 99.3

                      NUTRITION MANAGEMENT SERVICES COMPANY

                           a Pennsylvania Corporation
                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

                            Section 302 Certification

I, JOSEPH ROBERTS, certify that:

(1) I have  reviewed  this annual  report on Form 10-K of  NUTRITION  MANAGEMENT
SERVICES COMPANY, a Pennsylvania corporation (the "registrant");

(2) Based on my  knowledge,  this  annual  report  does not  contain  any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made,  not  misleading  with  respect to the period  covered by this annual report;

(3)  Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in this annual  report,  fairly  present in all  material respects the financial  condition,  results of operations  and cash flows of the registrant as of, and for, the periods presented in this annual report;

Date: September 30, 2002

By: /s/ Joseph Roberts
    ----------------------
    Joseph Roberts
    Principal Executive Officer